EXHIBIT 32.1

In connection with the Quarterly Report of General Cannabis Corporation, (the “Company”) on Form 10-Q for the quarter ended September 30, 2017, as filed with the Securities Exchange Commission on the date hereof (the “Report”), Robert Frichtel, the Company’s Principal Executive Officer, and Shelly Whitson, the Company’s Principal Financial and Accounting Officer, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2017	By:	/s/ Robert Frichtel
Robert Frichtel, Principal Executive Officer

Date: November 7, 2017	By:	/s/ Brian Andrews
Brian Andrews, Principal Financial and Accounting Officer